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                           SELECT ADVISORS PORTFOLIOS

                                 Amendment No. 1
                                       to
                              Declaration of Trust

     The undersigned, being at least a majority of the trustees of Select Advisors Portfolios, a master trust fund established under the laws of the State of New York pursuant to a Declaration of Trust dated as of February 7, 1994 (the "Declaration of Trust"), pursuant to Section 10.4(a) of the Declaration of Trust, hereby amend the Declaration of Trust as follows:

     1. The definition of "Holder" in Section 1.2., DEFINITIONS, is hereby deleted and replaced by the following:

          "HOLDER" shall mean the record holder of any Interest. With respect to Bond Portfolio II and Growth & Income Portfolio II, at no time will a Holder be a holder not permitted by Treasury Regulations Section 1.817-5(f)(2)(i)(A), which includes those holders mentioned in Treasury Regulations Section 1.817-5(f)(3).

     2. The definition of "Institutional Investor(s)" in Section 1.2., DEFINITIONS, is hereby deleted and replaced by the following:

          "INSTITUTIONAL INVESTOR(S)" shall mean any regulated investment company, segregated asset account, foreign investment company, common trust fund, group trust or other investment arrangement, whether organized within or without the United States of America, other than an individual, S corporation, partnership or grantor trust beneficially owned by any individual, S corporation or partnership, and which in the case of Bond Portfolio II and Growth & Income Portfolio II, is a holder permitted by Treasury Regulations Section 1.817-5(f)(2)(i)(A), which includes those holders mentioned in Treasury Regulations Section 1.817-5(f)(3).

     3. Section 10.2, DISSOLUTION, is hereby deleted and replaced by the following:

          DISSOLUTION. Any Series shall be dissolved (i) by the affirmative vote of the Holders of not less than two-thirds of the Interests in the Series at any meeting of the Holders or by an instrument in writing, without a meeting, signed by a majority of the Trustees and consented to in writing by the Holders of not less than two-thirds of such Interests, (ii) by the Trustees by written notice of dissolution to the Holders of the

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          Interests in the Series, or (iii) upon the bankruptcy or withdrawal of any Holder of an Interest in the Series, the Series shall be dissolved effective 120 days after the event. However, the remaining Holders of Interests in such Series may, by majority vote, agree to continue the business of the Series even if there has been such a dissolution. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining Series.

     This Amendment may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any one such original counterpart.

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of March 30, l995.

                                        /s/ Phillip R. Cox
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                                        Phillip R. Cox
                                        As Trustee and not individually


                                        /s/ Edward G. Harness, Jr.
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                                        Edward G. Harness, Jr.
                                        As Trustee and not individually


                                        /s/ David Pollak
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                                        David Pollak
                                        As Trustee and not individually


                                        /s/ Robert E. Stautberg
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                                        Robert E. Stautberg
                                        As Trustee and not individually


                                        /s/ Joseph S. Stern, Jr.
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                                        Joseph S. Stern, Jr.
                                        As Trustee and not individually


                                        /s/ William J. Williams
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                                        William J. Williams
                                        As Trustee and not individually